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                                                                     Exhibit 99
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FindWhat.com                                                       News Release
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Public Relations Contact:                             Company Contact:
Kathy Bell                                            Phillip R. Thune, COO/CFO
Jericho Communications, Inc.                          FindWhat.com
212-645-6900                                          212-255-1500
kathy@jerichopr.com                                   pthune@findwhatcorp.com

                  FINDWHAT.COM ANNOUNCES FIRST QUARTER RESULTS
      - FIRST QUARTER 2001 REVENUE INCREASES 62% FROM FOURTH QUARTER 2000 -

NEW YORK - MAY 15, 2001 - FINDWHAT.COM (NASDAQ: FWHT) a developer and marketer of performance-based advertising services for the Internet, featuring the FindWhat.com pay-for-position search engine, today reported its financial results for the three months ended March 31, 2001. Highlights include:

     o    Revenue increased 62% versus the fourth quarter of 2000.

     o Net loss, not including a one-time loss on the sale of an advertising contract, and non-cash charges related to grants of stock, warrants, or options to service providers and non-employees, was $296,244, or $(0.02) per share.

     o    Paid click-throughs on the FindWhat.com search engine increased 73% to
          22.9 million from 13.2 million in Q4 2000.

     o Average revenue per paid click-through on the FindWhat.com search engine was $0.10.

     o    15,500 total advertiser accounts had been opened as of March 31, 2001.

FindWhat.com reported revenue for the first quarter ended March 31, 2001 of $2,563,332, an increase of 62% over revenue of $1,579,713 for the fourth quarter ended December 31, 2000. In the first quarter of 2000, FindWhat.com had revenue of $216,725. FindWhat.com's Q1 2001 revenue of approximately $2.6 million represents almost 90% of its approximately $2.9 million in revenue for all of 2000.

FindWhat.com reported a first quarter 2001 net loss of $2,732,004, or $(0.18) per share, which included a loss of $996,382 related to the one-time sale of its remaining radio advertising time under its agreement with Beasley Broadcast Group, and $1,439,378 in non-cash charges related to grants of stock, warrants, or options to service providers and non-employees. Without these items, net loss would have been $296,244, or $(0.02) per share. FindWhat.com's net loss in Q1 2000 was $2,053,851, or $(0.15) per share, which included $964,851 in non-cash charges related to grants of stock, warrants, or options to service providers and non-employees. Without these charges, net loss in Q1 2000 would have been $1,089,000, or $(0.08) per share.

Craig Pisaris-Henderson, President and CEO of FindWhat.com commented, "Due to our strategic approach to online advertising, the hard work of our employees, and the faith of our investors, we turned in another impressive quarter of revenue growth and added key partners to our distribution network, including Excite.com and Webcrawler. These achievements leave no doubt that we are a clear leader in the performance-based search engine space, where online advertisers only pay for each visitor to their Web sites. We believe that our results, along with the terrific performances of others in our sector, prove that our business model works better than that of almost any other online advertising alternative. Equally important, we are reducing our cash losses significantly, and we look forward to achieving positive cash flow and net income, the true measures of a successful business."



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SERVICES / KEY METRICS


FindWhat.com's search engine revenue is determined by multiplying the number of paid click-throughs by the average revenue per paid click-through. Advertisers bid for position among FindWhat.com's search results for the key words that are most relevant to their Web sites. The advertiser that bids the most for a particular key word is listed first, with all other Web sites listed in descending order of their bids. Advertisers only pay FindWhat.com if an Internet user searches for one of their key words and then clicks on their listing, producing a paid click-through. FindWhat.com's editors review every bid to ensure that the listing is appropriate for that key word. This methodology produces extremely relevant results for e-commerce oriented searches, and drives highly qualified traffic to FindWhat.com's advertisers.

FindWhat.com distributes its listings to third-party search engines and other high-traffic Web sites, such as Excite.com, Webcrawler.com, CNET's Search.com, and InfoSpace's MetaCrawler and Dogpile, and shares its revenue from paid click-throughs with these sites. As a result, FindWhat.com serves as a source of revenue and relevant search result listings for these sites, while providing its advertisers with exposure to potential customers across the Internet. As with the Yellow Pages in the offline world, FindWhat.com's advertisers get their message in front of prospects at the exact time they are looking for the advertisers' products and services. Unlike the Yellow Pages, advertisers only pay for those visitors that "walk" into their virtual stores.

The key metrics for the FindWhat.com search engine are paid click-throughs, average revenue per click-through, and advertiser accounts. FindWhat.com reports total advertiser accounts, because accounts which are inactive for a particular quarter may become active again in a future period. As of March 31, 2001, FindWhat.com had approximately 15,500 advertiser accounts, of which 7,500 received paid click-throughs during the quarter. The following table lists key metrics for each of the five full quarters of operation for the search engine.

                                   KEY METRICS

                                                    Q1 2001        Q4 2000         Q3 2000        Q2 2000       Q1 2000
                                                    -------        -------         -------        -------       -------
Paid Click-throughs                              22,900,000     13,200,000       5,600,000      3,800,000     1,200,000
Avg. Revenue per Click-through                        $0.10          $0.11           $0.11          $0.07         $0.06
Advertiser Accounts (at period end)                  15,500         11,800           8,000          5,000         2,350

FindWhat.com also offers the BeFirst.com search engine optimization service, which helps our clients improve their position among over 300 third-party search engines. As with our search engine, our clients only pay for every click-through that results from our efforts. In addition, BeFirst.com offers a Web site submission service, which submits our clients' Web sites to over 1,000 third-party search engines for a monthly fee. Submission is a critical aspect of improving a site's chances of being listed by search engines whose results are not determined by bidding for placement.

PROJECTED RESULTS

This press release, including the following discussion, contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "plan," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in FindWhat.com's reports filed with the U.S. Securities and




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Exchange Commission. Readers should note that these statements may be impacted by several factors, including economic changes and changes in the Internet industry generally and, accordingly, FindWhat.com's actual performance and results may vary from those stated herein, and FindWhat.com undertakes no obligation to update the information contained herein.

FindWhat.com's current projection for Q2 2001 revenue is an increase of approximately 30% to 40% over Q1 2001 revenue. FindWhat.com currently expects to generate revenue of between $12 and $16 million during 2001, an increase of approximately 300% to 450% over 2000 revenue.

FindWhat.com expects that its cash burn in the second quarter of 2001 will be significantly reduced, between $0 and $500,000. FindWhat.com continues to expect it will start to generate cash from operations by the third quarter of 2001, and will have positive net income by Q4 2001. While FindWhat.com may raise additional equity or debt financing as opportunities arise, it does not believe that, under its current growth plan, it needs to raise additional funds to reach the point where cash from operations funds ongoing cash needs.

Phillip Thune, Chief Operating Officer and Chief Financial Officer, said, "We believe we are the beneficiaries of three strong trends in the Internet industry: 1) businesses and consumers spending an increasing amount of time on the Internet, and researching and purchasing more and more products and services online; 2) search engines and other high traffic sites seeking new ways to generate revenue and profits; and 3) e-commerce oriented Web sites focusing increasingly on a measurable return on investment (ROI) for their advertising expenditures. We believe that we provide results that are more relevant than traditional search engines for e-commerce oriented searches. An analogy would be comparing us to the Yellow Pages versus comparing traditional search engines to an encyclopedia - we're the better source for the person looking to make a purchase. As a result, we offer search engines like Excite, which historically have generated revenue from impression-based advertising like banners, with both a turn-key, highly profitable way to capitalize on the rapidly increasing demand for performance-based online advertising, as well as a solution to the increasing demand of their users for quality, e-commerce oriented search results. At the same time, our advertisers can guarantee that their listings appear on the search results of engines like Excite by bidding highly for the search terms most relevant to their Web sites. Through our Listing Management Center, our advertisers control and track their bids, the placement of their listings, their total expenditures, and their cost per visitor. As a result, they can easily determine and work to improve their ROI from our service."

"As a result of these trends, we continue to sign new distribution partners, improve our positions with existing partners, and attract new advertiser accounts," continued Thune. "In the first quarter we saw a 73% increase in paid click-throughs, and a slight decline in average revenue per click-through, which we attribute to increasing paid click-throughs at a much faster rate than we have increased advertisers to handle that additional traffic. As the second quarter has progressed, we've seen healthy growth in both metrics, which is more in line with our expectation of the long-term outlook for our business model."

Pisaris-Henderson concluded, "Our focus and our goals are very clear. While we currently offer our advertisers broad exposure to prospects for their online businesses, with as many as 20 million searches being accessed on our search engine per day, we believe there are an additional 100 to 200 million searches per day done in the U.S. where we can serve our results. That is an enormous opportunity for us, as is our potential to increase the number of advertisers bidding for position in our search listings. While we are pleased that advertisers have opened over 15,000 accounts with us, we believe that is a small fraction of the number of potential Web sites that could make use of our service. Broadening our distribution should increase our paid click-throughs, while attracting more advertisers to bid for position in our search results should create a more active auction environment, and increase average revenue per paid click-through. Our aim is to succeed on both fronts. As a final note, it is very gratifying to have reached a point where we have significantly reduced our cash burn, and can focus more on operating goals as opposed to financing goals.

We again want to thank our investors for their continued support of FindWhat.com and their confidence in our business model, and we look to continue to meet and exceed the expectations we have established."


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CEO INTERVIEW

FindWhat.com President and CEO Craig Pisaris-Henderson and COO/CFO Phillip Thune will discuss the results and outlook for the company in an interview that will be broadcast on May 15 at 9:00 a.m. Eastern Time at www.ceocast.com. For those who cannot listen to the broadcast at that time, a replay of the interview will be available at www.ceocast.com.

ABOUT FINDWHAT.COM

Through its performance-based, pay-for-position search engine (www.FindWhat.com), FindWhat.com operates an online marketplace where Web publishers use an automated bidding process to determine the per-click fee they will pay for premier placement on the search results returned by the FindWhat.com search engine. These results are shown on FindWhat.com's network of distribution partners, which include Excite, Webcrawler, CNET's Search.com, and InfoSpace's MetaCrawler and Dogpile. The Web sites offering the highest bid for particular keywords and key phrases appear first on the list of search results distributed throughout the network. This cost-effective, pay-for-performance model allows Web publishers to pay only for those customers who click through to their sites, and increase their potential for exposure through the millions of searches distributed throughout the network per day. More information on FindWhat.com is available on the company's web site at http://www.FindWhat.com.

                               -Tables To Follow-

                                  FINDWHAT.COM
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                               For the three months ended
                                                       March 31,
                                             ------------------------------
                                                2001                2000
                                             -----------        -----------
                                             (UNAUDITED)        (unaudited)
Revenues                                     $ 2,563,332        $   216,725
Cost of revenues                                 506,230            153,488
                                             -----------        -----------
       Gross profit                            2,057,102             63,237

Operating expenses
  Sales and marketing                          3,002,276            875,178
  General and administrative                     745,305          1,160,441
  Product development                             48,427            100,121
  Loss on sale of advertising contract           996,382                 --
                                             -----------        -----------
       Total operating expenses                4,792,390          2,135,740
                                             -----------        -----------
       Loss from operations                   (2,735,288)        (2,072,503)
Interest income, net                               3,284             18,652
                                             -----------        -----------
       NET LOSS                              $(2,732,004)       $(2,053,851)
                                             ===========        ===========
Loss per share - basic and diluted           $     (0.18)       $     (0.15)
                                             ===========        ===========
Weighted-average number of common
  shares outstanding                          15,264,751         13,346,735
                                             ===========        ===========



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                                  FINDWHAT.COM
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                             MARCH 31,         December 31,
                                     ASSETS                                    2001                2000
                                                                           ------------        ------------
                                                                           (UNAUDITED)
CURRENT ASSETS
    Cash and cash equivalents                                              $    863,208        $    815,317
    Accounts receivable, less allowance for doubtful accounts of
       $22,559 at March 31, 2001 and December 31, 2000, respectively            529,416             418,459
    Prepaid expenses and other current assets                                 1,015,846               7,289
                                                                           ------------        ------------
         Total current assets                                                 2,408,470           1,241,065
EQUIPMENT AND FURNITURE - NET                                                   928,262             838,763
OTHER ASSETS                                                                     26,159              22,240
                                                                           ------------        ------------
         Total assets                                                      $  3,362,891        $  2,102,068
                                                                           ============        ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable and accrued expenses                                  $  1,135,864        $  1,174,711
    Current portion of capital lease obligations                                 26,930              31,743
    Deferred revenue                                                            171,724              90,613
                                                                           ------------        ------------
         Total current liabilities                                            1,334,518           1,297,067
Capital lease obligationS, less current portion                                   9,953              15,337
                                                                           ------------        ------------
         Total liabilities                                                    1,344,471           1,312,404
STOCKHOLDERS' EQUITY
    Preferred stock, $.001 par value; authorized, 500,000 shares;                    --                  --
       none issued and outstanding
    Common stock, $.001 par value; authorized, 50,000,000 shares;
      16,387,177 and 15,098,844 issued, respectively                             16,387              15,099
    Additional paid-in capital                                               15,585,437          13,511,343
    Stock subscription receivable                                                    --          (1,251,298)
    Deferred service costs                                                     (107,087)           (741,167)
    Treasury stock, 7,000 shares, at cost                                       (82,035)            (82,035)
    Accumulated deficit                                                     (13,394,282)        (10,662,278)
                                                                           ------------        ------------
         Total stockholders' equity                                           2,018,420             789,664
                                                                           ------------        ------------
         Total liabilities and stockholders' equity                        $  3,362,891        $  2,102,068
                                                                           ============        ============


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